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                      [LETTERHEAD OF RHOADS & SINON LLP]


                               February 26, 2001




                                   EXHIBIT 5

                              (validity opinion)


Board of Directors
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815

Board of Directors
First National Bancorp, Inc.
53 West Main Street
Norfolk, NY 13667-0760

Ladies and Gentlemen:

     We have acted as counsel to NBT Bancorp Inc., a Delaware corporation ("NBT"), in connection with the Agreement and Plan of Merger dated as of January 2, 2001 (the "Plan of Merger") between NBT and First National Bancorp, Inc., a New York corporation ("First National"), whereby First National will be merged with and into NBT, with NBT being the surviving corporation (the "Merger"). At the effective time of the Merger, the outstanding shares of First National common stock, par value $5.00 per share ("First National Common Stock"), will be converted into the right of holders of First National Common Stock to receive, in exchange for each share of First National Common Stock, five shares of NBT common stock, $.01 par value per share ("NBT Common Stock"), or approximately
1.03 million shares (the "Shares") of NBT Common Stock for all of the outstanding shares of First National Common Stock. If the option for 12,066.87 shares of First National Common Stock is exercised by Mr. Thomas E. Place prior to the consummation of the merger, an additional 60,334 shares of First National Common Stock would be issued in the merger.

     We are also acting as counsel to NBT in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by NBT with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the
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                              RHOADS & SINON LLP

February 26, 2001
Page 2

Shares into which outstanding shares of First National Common Stock will be converted upon effectiveness of the Merger. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined, among other things:

          (1)  an executed copy of the Plan of Merger;

          (2) a copy certified to our satisfaction of the Certificate of Incorporation of NBT as in effect on the date hereof;

          (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of NBT, including resolutions approving the Plan of Merger and the issuance of the Shares; and

          (4) such other documents, corporate proceedings and statutes as we considered necessary to enable us to furnish this opinion.

     We have assumed for the purpose of this opinion that:

          (1) the Plan of Merger has been duly and validly authorized, executed and delivered by First National, and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion;

          (2) the Merger will be consummated in accordance with the terms of the Plan of Merger; and

          (3) NBT and First National will timely file with the Secretary of State of Delaware a Certificate of Merger and with the Secretary of State of New York Certificate of Merger.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.
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                              RHOADS & SINON LLP

February 26, 2001
Page 3

     Based upon the foregoing, we are of the opinion that the Shares to be issued by NBT as described in the Registration Statement, when and to the extent issued in accordance with the Plan of Merger, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                             Very truly yours,



                                             /s/  Rhoads & Sinon LLP